Exhibit 4.4

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

No.	Shares

BROOKFIELD HOMES CORPORATION

This Certifies that                                                                              is the owner and registered holder of                                                                             Shares of fully paid and non-assessable $250,000,000 8% Convertible Preferred Stock, Series A, $0.01 par value per Share, of

Brookfield Homes Corporation

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this                                            day of                                 ,                         .

NO
CORPORATE
SEAL
	Secretary	President

FOR VALUE RECEIVED,                                                                              HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                                                      THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                       , ATTORNEY TO TRANSFER SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED: , 20

IN PRESENCE OF:

(WITNESS)	(STOCKHOLDER)

(STOCKHOLDER)

NOTICE:  THE SIGNATURES ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAMES AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF STOCK AND DIFFERENT SERIES WITHIN A CLASS. THE COMPANY WILL FURNISH TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST INFORMATION CONCERNING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS APPLICABLE TO EACH CLASS OR SERIES.